UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009

NORANDA ALUMINUM HOLDING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-148977	20-8908550
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 3, 2009 Noranda Aluminum Holding Corporation (“Noranda” or “the Company”) entered into an agreement to acquire the remaining 50% ownership interests in its joint ventures, Gramercy Alumina LLC (“Gramercy”) and St. Ann Bauxite Limited (“St. Ann”), from Century Aluminum Company (together with its subsidiaries, “Century”). As consideration in the transaction, Noranda has agreed to release Century from certain obligations owed to Noranda, Gramercy, and St. Ann. The transaction is expected to close in August, at which point Noranda will own 100% of each of Gramercy and St. Ann. In connection with this transaction, Century and Noranda will enter into an agreement under which Century will purchase alumina from Gramercy in 2009 and 2010.

The preceding description is qualified in its entirety by the full text of the agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

See Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date: August 7, 2009

By: /s/Alan K. Brown
Alan K. Brown
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1
Securities Purchase Agreement by and among Century Louisiana, Inc., Century Bermuda I Limited, Century Aluminum Company, NSA General Partnership, St. Ann Bauxite Holdings Limited, Gramercy Alumina Holdings Inc., Gramercy Alumina Holdings II Inc., Gramercy Alumina LLC, St. Ann Bauxite Limited and Noranda Aluminum Holding Corporation, dated August 3, 2009.